Exhibit 10.9

LEASE

THIS LEASE made and entered into as of the 1st day of May 2004, between CHALFANT INDUSTRIES, INC., an Indiana Corporation (“Landlord”) whose address is P.O. Box 1072, New Albany, Indiana 47151, and 1st Independence Bank (“Tenant”) whose address is 3801 Charlestown Road, New Albany, Indiana 47150.

WITNESSETH:

ARTICLE 1 PREMISES: QUIET ENJOYMENT

1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord those certain premises (the “Premises”) commonly known as Wal-Mart Center, containing approximately 2,730 rentable square feet and shown on the diagram of the Landlord’s shopping center (“Center”) attached hereto and made a part hereof as Exhibit “A”. Such diagram shall not be deemed to be a representation that the Center or stores will be as indicated.

1.2 Quiet Enjoyment. Landlord owns title to the real property underlying the Premises in fee simple, has full authority to execute this Lease, and represents that Tenant shall have quiet possession of the Premises throughout the term of this Lease, so long as Tenant is not in default.

ARTICLE 2 TERM

This Lease is for a term of Fifteen (15) years and no (-0-) months, commencing on October 1, 2004 and ending on September 30, 2019. The first twelve months of the term shall be Lease Year 1 and each twelve months thereafter shall be another Lease Year.

ARTICLE 3 RENT: SECURITY DEPOSIT

3.1 Rent. Tenant shall pay to Landlord a minimum guaranteed rental as follows:

Months 1 thru 60 - A monthly installment of $4,095.00 base rent ($49,140.00 annually), payable on the 1st day of each calendar month.

Months 61 thru 120 - A monthly installment of $4,700.00 base rent ($56,400.00 annually), payable on the 1st day of each calendar month.

Months 121 thru 180 - A monthly installment of $5,400.00 base rent ($64,800.00 annually), payable on the 1st day of each calendar month.

The first month’s installment shall be due and payable in advance on the 1st day of October 2004, and a monthly installment shall be due and payable on or before the 1st day of each calendar month throughout the term of this Lease; provided that if the last month of the term is less than a full month, the respective installment of rent shall be prorated to reflect the portion of such month during which the term is effective.

3.2 Late Charge. Tenant agrees to promptly pay without demand the monthly installments of rent. In the event such installments are not paid before the 10th day of each month, Tenant agrees to pay an additional amount equal to ten percent (10%) of the installment in question to reimburse Landlord for the cost incurred in connection with dealing with such late payment. The late charge provided for in this paragraph shall; not exceed the maximum amount payable under law; be cumulative for each month of delinquency; be in addition to all other remedies available for a default by Tenant; and not be construed to waive any default or extend the term of the Lease.

3.3 Manner of Payment. All rental and any other amounts of any kind required to be paid by Tenant to Landlord are to be made payable to CHALFANT INDUSTRIES, INC., at P.O. Box 1072, New Albany, Indiana 47151.

3.4 Security Deposit. Landlord hereby agrees to waive the security deposit.

ARTICLE 4 USE AND CARE OF PREMISES

4.1 Use. The Premises shall be used and occupied only as a financial institution and for no other purpose without the prior written consent of Landlord.

4.2 Rules. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit “B” and made a part hereof and any reasonable amendments thereto adopted by Landlord.

ARTICLE 5 ADDITIONAL RENT FOR COMMON AREA EXPENSES

Tenant shall pay as additional rent, “Tenant’s pro rata share” of all operating costs and expenses incurred by Landlord for the property and improvements known as Wal-Mart Center. “Tenant’s pro rata share” of all additional rent shall be computed on the basis that the total number of square feet of the gross floor area in the Tenant’s premises, be 2,730 square feet, bears to the total number of the gross rentable square feet of the building, being 26,250 square feet for a pro rata percentage of 10%. These operating costs and expenses shall include: All property taxes and licenses accessed by any governmental unit; all insurance premiums for liability, fire, and extended coverage with respect to the building and improvements; all common area utilities for lighting, parking and driveway lighting, electricity or gas for operating any equipment deemed as common area equipment, such as signs, pumps, etc., but shall not include any special utility usage for the sole benefit of any one tenant such as a sign or etc., all maintenance and operating expenses for the lawn, parking, and driveway facilities including gardening, landscaping, mowing, and repairing asphalt, sealing, line stripping, removal of snow, ice, trash, rubbish and refuse; all maintenance and operating costs for repairing and repainting the building and common areas.

All expenses for garbage collection unless it is deemed more practical for each Tenant or any one Tenant to provide this service for themselves, then such Tenant or all Tenants will provide for their own collection, and their “pro rata share” for such costs shall be exempted from Additional Rent. OPERATING COSTS AND EXPENSES SHALL NOT INCLUDE: Cost of any capital improvement made after the completion of the building, unless capital improvement shall constitute a substantial labor or cost saving device or operation in which case Operating Expenses in each year shall continue to include the expenses which would have been incurred if said capital improvement had not been made; expenses for painting, redecorating, or other work performed for the other tenants in the building other than painting, redecorating and other work which is standard for the building; expenses for repairs and other work occasioned by fire, windstorm or other insurable casualty; expenses incurred in leasing or procuring new tenants including lease commissions, advertising expenses and expenses of renovating space for new tenants; management fees; legal expenses incurred in enforcing the terms of any lease, interest or amortization payment of any mortgages.

ARTICLE 6 PAYMENT OF ADDITIONAL RENT FOR COMMON AREA EXPENSES

For each lease year, and partial lease year, the additional rental provided for in Article 6 shall be paid by Tenant in monthly installments in advance, on the first day of each calendar month. The amount for additional rent for the first lease year shall be $5,460.00 annually paid in monthly installments of $455.00. If the total amount by Tenant under this Article for 2002 or any future year be less than the actual amount paid by Landlord for the expenses referred to in Article 5, Landlord shall furnish Tenant with a detailed statement of the actual amount of Tenant’s proportionate share of such costs and expenses for such period. Tenant shall pay to Landlord the deficiency between the amount paid by Tenant and the amount due within thirty (30) days after the furnishing of each statement. Landlord shall then, based on the preceding years’ experience, increase the monthly additional rent paid by Tenant, Tenant’s proportionate share of such deficiency divided by twelve. Landlord grants Tenant the right to review Landlord’s records relating to said Center for the purpose of confirming actual expenses annually.

ARTICLE 7 RENEWAL OPTION

Upon written notice to Landlord in the manner aforesaid at least six (6) months prior to the expiration of this Lease and provided Tenant is not in default in the performance of the obligations of Tenant pursuant to this Lease, and further provided that, as of the date of written notice of renewal, Tenant shall have the right to renew this Lease for one (1) additional term of          years each. All terms and conditions of said renewal term shall be as otherwise set forth in this Lease with the exception of the Base Rental to be paid by Tenant to Landlord, which shall be calculated in the following manner:

The base monthly rental for the renewal option shall be $             per month ($             annually), plus, Landlord shall increase Tenant’s annual rent to reflect a portion of any increase for a preceding year in the (“CPI-U”), Consumer Price Index applicable to all urban consumers of all items as published by the Federal Bureau of Labor Statistics. The increase in rent authorized under the preceding sentence for a particular year shall equal 100 percent of the CPI increase for the immediately preceding year. This annual increase in rent, if any, authorized under the preceding sentence shall not exceed a per annum average of 3 percent per year during the period of this lease agreement or any renewal period. This annual increase, if any, shall be prorated over each month of the coming year and shall become effective with the next monthly rent payment, provided that the Landlord shall notify Tenant in writing, within one hundred twenty (120) days after the close of each year of the amount, if any, of any annual rental increase authorized under this paragraph.

It is understood that the above Index is now being published monthly by the Bureau of Labor Statistics of the United States Department of Labor. Should said Bureau of Labor Statistics change the manner of computing such Index, the Bureau shall be requested to furnish a conversion factor designated to adjust a new Index to the one previously in use, and the adjustments to the new Index shall be made on the basis of such conversion factor. Should publication of said Index be discontinued by said Bureau of Labor Statistics, then such other Index as may be published by such Bureau most nearly approaching said discontinued Index shall be used in making the adjustments herein provided for. Should said Bureau discontinue the publication of any Index herein contemplated, then such Index as may be published by another United States Governmental Agency as application of an appropriate conversion factor to be furnished by the governmental agency publishing the adopted Index shall be adopted. If such governmental agency will not furnish such conversion factor then the parties shall agree upon the conversion factor or a new Index; and, in the event agreement cannot be reached as to such conversion factor or such new Index, then the parties hereto agree to submit the matter to arbitrators, in accordance with the rules of the American Arbitration Association and judgment or decree upon the award rendered by the arbitrators may be rendered in any court having jurisdiction thereof.

All rent shall be paid in the manner as otherwise provided herein.

ARTICLE 8 UTILITIES

All gas, electric, heat, water charges, sewer usage fees, and other similar charges, if any, with respect to the premises during the term of the Lease shall be paid promptly by Tenant as the same accrue. Landlord does not represent or warrant the uninterrupted availability of utilities, which may be discontinued or temporarily diminished for any reason, whether by accident, emergency, causes beyond Landlord’s control, or otherwise, nor relieve Tenant from the obligation to perform its covenants and agreements under this Lease. Landlord shall not be responsible to Tenant for any loss or damage which may be caused by the overflow or backing up of any sewer or water caused by sewer, water or any gas connection in the Premises nor for damages caused by the backflow of any sewer or water main.

ARTICLE 9 MAINTENANCE AND REPAIR OF PREMISES

9.1 Landlord’s Duties. Landlord shall keep the foundation, roof and structural portions of the Premises in good repair, except that Landlord shall not be required to make any repairs occasioned by any act or negligence of Tenant, its agents, employees or customers. If the Premises should be in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord; Landlord shall not be responsible in any way for failure to make any repairs until a reasonable time shall have elapsed after delivery of such written notice. Landlord shall have no maintenance or repair obligations inside the Premises other than those set forth in this Section. In the event that the HVAC system becomes irreparable, Landlord will replace.

9.2 Tenant’s Duties. Tenant shall keep the leased Premises in good, clean condition and shall make all needed repairs, replacements, and maintenance including, but not limited to, replacement of cracked or broken glass and all maintenance and repairs with respect to plumbing, HVAC, and electrical systems in the leased Premises. If any maintenance or repairs required to be made by Tenant hereunder is not made within fifteen (15) days after written notice thereof is delivered to Tenant by Landlord, Landlord may at its option make such repairs and Tenant shall pay to Landlord upon demand, as additional rental hereunder, the cost of such repairs.

ARTICLE 10 DAMAGE BY CASUALTY: EMINENT DOMAIN

10.1 Casualty. If the Premises are totally destroyed by fire, windstorm or other casualty, Landlord shall not be obligated to restore same, but at the option of either party this Lease shall terminate and the rent herein provided for shall be prorated to the date of such casualty. If by reason of fire, windstorm or other casualty less than all the Premises are damaged or destroyed so that the Premises are temporarily untenantable or damaged to such an extent that Tenant’s reasonable business use of the Premises is subject to material interference, then Landlord may elect to terminate or restore and during any such period of restoration the rent herein provided for shall abate pro rata in the proportion that the untenantable portion bears to the entirety of the Premises.

10.2 Eminent Domain. If any part of said Premises shall be taken for public or quasi-public proposes by eminent domain or the threat thereof, then either party may, at its option, terminate this Lease and Tenant shall cease to pay rent as of the date of the taking. All sums awarded or allowed for such taking of said Premises, or any part thereof, or for damages for any such taking, shall belong to Landlord, and the same are hereby assigned to Landlord, and Tenant shall have no interest in or claim to such award, or any part thereof, whether such award be for the taking of such property or for damaged or otherwise.

ARTICLE 11 TENANT’S INSURANCE

Tenant agrees that, at its own expense, it will procure and continue in force general liability insurance covering any and all claims for injuries to persons occurring in, upon or about the Premises, including all damage from signs, glass, awning, fixtures or other appurtenances now or hereafter erected on the Premises during the term of this Lease, such insurance at all times to name Landlord as an additional insured and to be in an amount and to have such limits as Landlord may reasonably require from time to time, but never less than Five Hundred Thousand Dollars ($500,000) for injury to any one person, and not less than One Million Dollars ($1,000,000) for injuries to more than one person in one accident, and not less than Two Hundred Fifty Thousand Dollars ($250,000) for property damage in any one occurrence and contain a contractual liability endorsement. Such insurance shall be written with a company or companies authorized to engage in the business of general liability insurance in the State of Indiana, and there shall be delivered to Landlord customary insurance certifications evidencing such paid-up insurance. If Tenant fails to furnish such policies, Landlord may obtain such insurance and the premiums on such insurance shall be deemed additional rent to be paid by Tenant to Landlord upon demand. Tenant shall have the right to terminate the Lease without further obligation in the event the Premises are not fully restored within 180 days after the damage or destruction.

ARTICLE 12 LANDLORD’S RIGHT TO ENTER PREMISES

Landlord shall have the right to enter the Premises upon reasonable notice, except in emergencies, and so as not to interfere with business operations, during business hours for the purpose of: (a) inspecting or showing the same; (b) providing routine maintenance if needed and; (c) making such repairs as Landlord deems advisable. Tenant hereby agrees that for a period commencing ninety (90) days prior to the termination of this Lease, Landlord may display in and about the Premises and the windows thereof, “for rent” signs, and have reasonable access to said Premises for the purpose of exhibiting same to prospective tenants.

ARTICLE 13 SUBLETTING AND ASSIGNMENT

Tenant shall not assign this Lease or sublet any portion of the Premises without Landlord’s prior reasonable written consent, which shall not be unreasonably withheld or delayed. Tenant shall not be required to obtain Landlord’s consent to assign or sublet all or a portion of the Premises to an affiliated or related company, to effect a merger, acquisition or sale or substantially all of Tenant’s assets; or in the event of a sale of all or a portion of Tenant’s stock. Affiliate is any corporate or other entity under control of, controlled by, or under common control with (directly or indirectly) Tenant.

ARTICLE 14 TENANT’S DEFAULT

14.1 Default. If Tenant or any guarantor shall become insolvent or a receiver be appointed for either Tenant’s or guarantor’s property, or of Tenant’s interest in this Lease shall by operation of law pass to any person other than Tenant, or if Tenant shall fail or refuse to pay said rent or any installment thereof within ten (10) days of the date notice is sent to Tenant by Landlord, or if Tenant shall default in any of Tenant’s agreements or undertakings herein contained, or shall fail to observe or comply with any of the terms, provisions or conditions of this Lease to be observed and performed by Tenant within fifteen (15) days of the date notice is sent to Tenant by Landlord, then any such event shall constitute an event of default under this Lease. Landlord may give ten (10) days’ notice of intention to end the term of this Lease and thereupon at the expiration of said ten (10) days the terms of this Lease shall expire as fully and completely as if that day were the day herein defined fixed for the expiration of said term, and Tenant shall then quit the Premises and surrender the same, but shall remain liable as herein provided.

14.2 Remedies. If Landlord places the enforcement of this Lease or any part of the same, or the collection of any rent or other sums due or to become due hereunder, or the recovery of possession of the Premises, in the hands of an attorney, or files suit upon the same, Tenant agrees to pay to Landlord the reasonable fees of Landlord’s attorney as additional rent and the failure to promptly pay the same shall give rise to Landlord’s remedies for failure to pay rent. Landlord shall have all rights and remedies allowed by law in the event of Tenant’s default.

14.3 Landlord’s Lien. Lessee defaults hereunder and fails to cure such default within the applicable grace, period, then in such event, Lessee hereby grants to Lessor a lien, subject and subordinate to all other liens, upon and security interest in all furniture, fixtures, equipment, inventory, merchandise and other personal property belonging to the Lessee and located in, on or about, the Leased Premises, Building or any appurtenant areas at any time while this Lease is in effect, whether such items are presently owned by Lessee or are after acquired, to secure the payment of all Base Rent, Additional Rent, and other charges due and to become due under this Lease, and to further secure the faithful performance of all of Lessee’s other obligations hereunder. In lieu of filing this Lease, Lessor may require Lessee at any time to execute a Financing Statement, Security Agreement, or other similar documents required to perfect this lien and security interest and Lessee shall immediately execute same upon demand of Lessor. In the event Lessee fails, or refuses to do so within the ten (10) days after written demand, Lessee does hereby make, constitute, and appoint Lessor as Lessee’s Attorney-in-Fact, coupled with an interest, to do so in Lessee’s name, place, and stead, and/or Lessor may declare this Lease to be in default.

ARTICLE 15 LANDLORD’S RIGHT TO CURE; INTEREST ON DEFAULT

Landlord shall have the right to cure any failure by Tenant to timely pay Landlord any sums due hereunder or to timely perform any of the terms, covenants, agreements or conditions contained in this Lease. Any sums owing to Landlord (including any amounts expended by Landlord to cure Tenant’s default) shall bear interest at the rate of twelve percent (12%) per annum from the date the same are due or expended until paid.

ARTICLE 16 TERMINATION

Upon the termination of this Lease or Tenant’s right of possession, however such be brought about, Tenant shall quit and surrender the Premises to Landlord in as good condition as the Premises were when delivered to Tenant, natural wear and tear from reasonable use thereof excepted. Any personal property or trade fixtures remaining in the Premises following termination shall be deemed abandoned and Landlord shall have the right to remove them at Tenant’s expense. A holding over after the termination of the Lease shall not renew or extend the same, but shall constitute a month-to-month tenant, and Tenant agrees to pay to Landlord as rent for the Premises, and as agreed and liquidated damages for such holding over, 150% the pro-rated daily amount of rent due from Tenant for the preceding twelve (12) month period for each and every day Tenant shall hold possession of the Premises after the termination of this Lease.

ARTICLE 17 MISCELLANEOUS

17.1 Waiver. One or more waivers by Landlord of any covenant, term or provision of this Lease shall not constitute a waiver of any other violation by Tenant and shall not constitute a waiver of any right accruing to landlord under this Lease. The various rights, powers, options, elections and remedies of Landlord herein contained or available at law or in equity shall be cumulative.

17.2 Subordination. This Lease is, and at all times hereafter shall be, subject and subordinate to any and all present and future mortgages, liens, restrictions or encumbrances which may be placed on the premises or any part thereof by Landlord or any person or persons claiming under Landlord. Tenant covenants and agrees to execute and deliver upon demand all instruments subordinating this Lease to the lien of any such mortgages as shall be desired by Landlord. Tenant hereby agrees to execute and deliver, without subjecting Landlord to any liability of any kind, such instrument or instruments for and in the name of Tenant, if Tenant shall fail to execute such instrument or instruments within ten (10) days after being provided said documents by Landlord.

17.3 Successors. This Lease shall inure to the benefit of the successors or assigns of Landlord, the same as if such had been inserted herein following the name of Landlord whenever appropriate; and upon Landlord’s prior written consent to any such assignment or sublease by Tenant, shall likewise inure to the benefit of successors and assigns of Tenant without, however, releasing Tenant or any guarantor from any liability hereunder.

17.4 Notice. Whenever, by the terms hereof, provision is made for any kind of notice, it shall be deemed served if said notice is in writing, addressed as hereinabove set forth or to the last known post office address of person sought to be served, sent overnight courier service, return receipt requested, postage paid, and deposited in the United States. Until change by notice to Landlord, Tenant’s address is: 3801 Charlestown Road, New Albany, Indiana 47150.

17.5 Estoppel Certificate. Within ten (10) days following the receipt of a written request from Landlord, Tenant shall execute, acknowledge, and deliver to Landlord or to any prospective lender or purchaser designated by Landlord, a written statement certifying (i) that this Lese is in full force and effect and unmodified or, if modified, stating the nature of such modification, (ii) the date to which rent has been paid, and (iii) and there are not, to Tenant’s knowledge, any uncured defaults, or specifying such defaults, if they are claimed. In the event Tenant fails to execute such written statement, then Tenant hereby gives Landlord Tenant’s power of attorney to prepare and execute on behalf of Tenant such estoppel certificate.

17.6 Transfer of Ownership. The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owners at the time in question of the fee simple title to the Premises and in the event of any transfer or transfers of such fee simple title, the then grantor of the fee simple title shall be automatically relieved after the date of such transfer or conveyance of all liability as respects the performance of any obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that all obligations on the part of Landlord contained in this Lease on the part of Landlord shall be binding upon Landlord and Landlord’s assigns only during and in respect of this respective period of ownership of the fee simple interest in the Premises. Nothing herein shall be construed in such a manner so as to prohibit the assignment hereof of lease by Landlord. In such event, Landlord shall be and hereby is entirely freed from and relieved of all covenants and obligations hereunder, it being understood by the parties hereto that such assignee of Landlord shall be deemed to have assumed to agree to carry out any and all covenants and obligations of Landlord hereunder. Landlord, or any successor in interest or assignee is specifically understood and agreed to have no personal liability with respect to any of the covenants or conditions of this Lease, and Tenant shall look solely to Landlord’s equity in the fee simple or shopping center for the satisfaction of the remedies of Tenant in the event of a breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord.

17.7 Limitation on Recovery. Tenant agrees to look solely to Landlord’s interest in the real property under this lease in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease on the part of the Landlord to be performed or observed, and no other assets of Landlord or any partner, shareholder or employee thereof shall be subject to levy, execution or other judicial process of/or award for the satisfaction of any claim by Tenant.

17.8 Severability. If any part, term or provision of this Lease is held by any court to be unenforceable or prohibited by any law applicable to this Lease, the rights and obligations of the Landlord and Tenant shall be construed and enforceable with that part, term or provision limited so as to make it enforceable to the greatest allowed by law or, if it is totally unenforceable, as if this Lease did not contain that particular part, term or provision.

17.9 Entire Agreement. This Lease, and any guaranty, riders or exhibits attached hereto and forming a part hereof, set forth all the promises, agreements, and conditions and understandings between Landlord and Tenant, or Tenant’s agent, relative to the leasing of the Premises, and there are not other promises, agreements, conditions or understandings, either oral or written, between them other than those herein set forth. No subsequent alteration amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both Landlord and Tenant, and by direct reference therein made a part hereof.

17.10 Time is of the Essence. Time shall be of the essence in the performance by Tenant of each of its obligations hereunder including the payment of rent.

17.11 Landlord grants Tenant build-out allowance at $20.00 per square foot.

EXECUTED in duplicate originals, one retained by Tenant and one by Landlord, this 1st day of May, 2004.

LANDLORD:		TENANT:

CHALFANT INDUSTRIES, INC.		1ST INDEPENDENCE BANK

By:	/s/ Matthew C. Chalfant	By:	/s/ William White	5/1/04
	Matthew C. Chalfant, President		William White	Date

Date: May 1, 2004		President/CEO
Its